Exhibit 4.1

AMENDMENT NO. 1 TO WARRANT AGREEMENT

THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT (this “Amendment”) is hereby entered into between Sensus Healthcare, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Warrant Agent (the “Warrant Agent”) as of June 4, 2019 (the “Effective Date”).

WITNESSETH:

WHEREAS, the Company previously issued warrants (the “Warrants”) pursuant to that certain Warrant Agreement (the “Warrant Agreement”), dated as of June 8, 2016, to acquire shares of Common Stock of the Company, par value $0.01 per share, in connection with the Company’s initial public offering; and

WHEREAS, the Warrants are set to expire on June 8, 2019 if not exercised prior to such date; and

WHEREAS, the Company and Warrant Agent desire to extend the exercise period of the Warrants until June 8, 2020.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Warrant Agent hereby agree that the terms of the Warrant are hereby modified and, to the extent inconsistent with the terms of the Warrant superseded as follows:

1. Amendment to Warrant Agreement. In accordance with Section 3(b) of the Warrant Agreement, the Expiration Date for the Warrants is hereby extended to June 8, 2020.

2. Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the Warrant Agreement, except as otherwise expressly provided in this Amendment.

3. Effect of Amendment. Except and to the extent modified by this Amendment, the provisions of the Warrant Agreement shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment as if fully stated herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Warrant Agent have caused this Amendment to be executed as of the Effective Date.

SENSUS HEALTHCARE, INC.

By:	/s/ Arthur Levine
Name:	Arthur Levine
Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	SVP

Signature Page To Amendment No. 1 to Warrant Agreement